Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces First Quarter 2011 Results

MOUNTAIN VIEW, Calif. — May 2, 2011— Omnicell, Inc. (NASDAQ: OMCL), a leading global provider of system solutions to acute healthcare facilities, today announced results for its first quarter ended March 31, 2011.

GAAP results: Revenue for the first quarter of 2011 was $57.2 million as compared with $57.3 million for the fourth quarter of 2010, and up $3.0 million or 5.5% from the first quarter 2010 revenue of $54.2 million.

Net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $0.7 million or $0.02 per diluted share for the first quarter of 2011, which is unchanged from the fourth quarter of 2010. First quarter 2011 results compare to net income of $1.0 million, or $0.03 per diluted share in the first quarter of 2010.

Non-GAAP results: Non-GAAP net income was $3.7 million for the first quarter of 2011, or $0.11 per diluted share, which excludes $2.4 million in stock compensation expense and $1.0 million pre-tax settlement expense for litigation claims, net of a $0.4 million tax effect. This compares to non-GAAP net income of $3.6 million, or $0.11 per diluted share for the fourth quarter of 2010, which excludes both $2.6 million in stock compensation expense and $0.4 million in non-recurring tax adjustments.  First quarter 2011 results compare to non-GAAP net income of $3.1 million, or $0.09 per diluted share for the first quarter of 2010, which excludes $2.2 million in stock compensation expense.

“The first quarter of 2011 met our expectations, and I am pleased with our performance,” said Randall Lipps, Omnicell President, Chairman and CEO. “As announced earlier today, we are excited to bring to the market our innovative fourth-generation platform, highlighted by a single unified database for medications maintained in automated dispensing cabinets, as well as the first cabinet console to leverage Microsoft® Windows 7® to boost reliability, security and performance.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 1:30 p.m. PDT today to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 62255499. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 2:30 p.m. PDT and will be available until 8:59 p.m. PDT on May 9. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations, conference code # 62255499

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems that enable healthcare facilities to increase operational efficiency, enhance patient safety and allow clinicians to spend more time with their patients.

Founded in 1992, Omnicell’s medication-use solutions include complete automation systems for the central pharmacy, anesthesia workstations for the operating room, dispensing cabinet systems for nursing units, and safe, secure medication transportation and verification systems to the patient bedside. From a medication’s arrival at the receiving dock to its dosing to the patient, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell supply product lines provide a healthcare institution with comprehensive supply chain solutions that result in fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the unfavorable general economic and market conditions, with potential variability from quarter to quarter,  the tightening in the credit market, the evolution of our products and services to match changing customer requirements, the continued growth and acceptance of our products and services,  the continued growth of the clinical automation and workflow automation market generally, the role of government regulation and funding in the health care industry, the impact of government budget cycles on customer demand , the potential of increasing competition, including the effect of customers’ broader business relationships with competitors many times our size, protection of our intellectual property and defense against others’ intellectual property claims, management of the volatility in our stock price resulting from variability in our operating  performance, the importance of maintaining effective internal control over financial reporting for Sarbanes Oxley compliance, and  our ability to grow product backlog, to recruit and retain key personnel, to cut expenses, to manage future changes in revenue levels, to successfully manage our inventory and our critical supplier relationships, to manage general purchasing organization (GPO) relationships for  profitable sales growth, to avoid delays in product installations, to develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and to  improve sales productivity from our recently-expanded direct sales force. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share.  These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, earnings per diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718.  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Litigation settlement (net of tax).  We incurred an accrual in the first quarter of 2011 for settlement of litigation claims for $1.0 million pre-tax, net of the $0.4 million income tax effect.  These charges are not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

c) Income tax adjustments.  To provide transparency into the Company’s trends and performance, we consider as a non-GAAP adjustment the non-recurring tax on repatriated foreign earnings of $0.4 million, incurred in the fourth quarter of 2010, as a result of the closure of our Bangalore, India office.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718, are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Revenues:
Product	$42,575	$43,541	$42,295
Services and other revenues	14,585	13,727	11,865
Total revenue	57,160	57,268	54,160

Cost of revenues:
Cost of product revenues	17,836	18,649	19,265
Cost of services and other revenues	7,674	7,256	7,309
Total cost of revenues	25,510	25,905	26,574

Gross profit	31,650	31,363	27,586
Operating expenses:
Research and development	4,840	5,403	4,565
Selling, general, and administrative	25,781	24,438	21,512
Total operating expenses	30,621	29,841	26,077
Income (loss) from operations	1,029	1,522	1,509
Other income and expense, net	54	145	74
Income (loss) before provision for (benefit from) income taxes	1,083	1,667	1,583
Provision for (benefit from) income taxes	413	995	604
Net income (loss)	$670	$672	$979

Net income (loss) per share:
Basic	$0.02	$0.02	$0.03
Diluted	$0.02	$0.02	$0.03

Weighted average shares outstanding:
Basic	33,184	32,997	32,207
Diluted	34,098	33,900	33,153

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$173,669	$175,635
Short-term investments	8,109	8,074
Accounts receivable, net	39,795	42,732
Inventories	15,399	9,785
Prepaid expenses	11,776	11,959
Deferred tax assets	13,052	13,052
Other current assets	6,337	7,266
Total current assets	268,137	268,503

Property and equipment, net	15,344	14,351
Non-current net investment in sales-type leases	9,251	9,224
Goodwill	28,543	28,543
Other intangible assets	4,533	4,672
Non-current deferred tax assets	10,103	9,566
Other assets	9,501	8,365
Total assets	$345,412	$343,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,870	$13,242
Accrued compensation	6,382	7,731
Accrued liabilities	8,734	8,684
Deferred service revenue	18,524	16,788
Deferred gross profit	11,009	11,719
Total current liabilities	58,519	58,164

Long-term deferred service revenue	18,897	19,171
Other long-term liabilities	650	675
Total liabilities	78,066	78,010

Stockholders’ equity:
Total stockholders’ equity	267,346	265,214

Total liabilities and stockholders’ equity	$345,412	$343,224

(1)          Information derived from our December 31, 2010 audited consolidated financial statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	March 31, 2011		December 31, 2010		March 31, 2010
	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted	Net income (loss)	Earnings (loss) per share-diluted
GAAP	$670	$0.02	$672	$0.02	$979	$0.03
Non-GAAP Adjustments:
ASC 718 adjustment (a)
Gross Margin	367		356		321
Operating Expenses	2,025		2,208		1,835
Litigation settlement, net of tax (b)	620
Taxes on repatriated foreign earnings			383
Total after-tax adjustments	3,012	0.09	2,947	0.09	2,156	0.06

Non-GAAP	$3,682	$0.11	$3,619	$0.11	$3,135	$0.09

(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 (formerly referred to as SFAS No. 123R) for the periods shown.

(b) This adjustment is for the accrual of a $1.0 million pre-tax settlement in operating expenses, net of tax effect of $0.4 million.

Omnicell, Inc.

Calculation of Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010

GAAP net income	$670	$672	$979
Add back:
ASC 718 stock compensation expense	2,392	2,564	2,156
Litigation settlement, pre-tax	1,000	—	—
Interest	(75)	(79)	(72)
Depreciation and amortization expense	1,852	2,130	2,123
Income tax expense	413	995	604
Non-GAAP adjusted EBITDA (1)	$6,252	$6,282	5,790

(1) Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, formerly FAS 123R.  Also excludes the first quarter 2011 non-GAAP adjustment for pre-tax  litigation settlement.